                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                      JURISDICTION OF
            NAME                                       INCORPORATION
            ----                                      ---------------
Hadco Corporation (Malaysia) SDN.BHD.                 Malaysia

Hadco Foreign Sales Corporation                       U.S. Virgin Islands

Hadco Santa Clara, Inc.                               Delaware

Zycon Corporation                                     Delaware

